For Immediate Release

Contact:                 Willing L. Biddle, President or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports First Quarter of Fiscal 2011 Operating Results

Greenwich, Connecticut, March 10, 2011 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the quarter ended January 31, 2011.

Diluted Funds from Operations (FFO) for the first quarter of fiscal 2011 was $10,811,000 or $0.39 per Class A Common share and $0.35 per Common share, compared to $6,694,000 or $0.27 per Class A Common share and $0.24 per Common share in last year’s first quarter.

Net income applicable to Class A Common and Common stockholders was $6,876,000 or $0.25 per diluted Class A Common share and $0.23 per diluted Common share in the first quarter of fiscal 2011 compared to $3,140,000 or $0.13 per diluted Class A Common share and $0.11 per diluted Common share in the same quarter last year.

FFO and net income applicable to Class A Common and Common stockholders for the quarter ended January 31, 2011 included lease termination income in the amount of $2,988,000 relating to a lease termination settlement with a grocery store tenant that vacated its space in the Company’s Meriden property prior to expiration of its lease.  The Company has re-leased the space to another grocery store tenant and should begin accruing rent related to the new lease in the third or fourth quarter of fiscal 2011 when the tenant opens for business.

Rental revenues and net operating income (exclusive of the $2.9 million lease termination income) from properties owned in the three months ended January 31, 2011, when compared to the same period of fiscal 2010, increased by approximately $300,000 and $460,000, respectively, as a result of the increased leased percentage, as well as increases in base rents in the existing lease portfolio.  In addition, new leasing in the last three quarters of fiscal 2010 caused an increase in the amount the Company was able to accrue for common area maintenance and real estate tax rental revenue at some of the Company’s core properties.  At January 31, 2011 the percentage of the gross leasable area of the core properties that was leased amounted to 93.40%, an increase of 1.39% from the beginning of fiscal 2010.  The Company has three equity investments in unconsolidated joint ventures (447,000 square feet); at January 31, 2011 those properties were 91.4% leased.

Commenting on the quarter’s operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, “As discussed in the last few quarters we are continuing to see an improvement, albeit slow, in the leasing and property acquisition environment and are looking forward to seeing the momentum that we have created over the last few quarters continue into the remainder of fiscal 2011.  During the last three quarters of fiscal 2010 we were able to lease previously vacant space to Buffalo Wild Wings (8,000 sf), Chuck E Cheese (15,000 sf), Marshall’s Shoes (11,000 sf), AutoZone (7,000 sf), Okinawa Japanese Steak House (6,000 sf) and Birchtree Learning Center (14,000 sf) at an average base rent of $20.15 per square foot per annum, which has helped bolster our results in the first quarter of fiscal 2011 when compared with the corresponding period last year.  At January 31, 2011 our core portfolio was 93.4% leased.  Last year we purchased four grocery anchored properties in our core market.  We purchased a 231,000 sf Stop & Shop and Wal-Mart anchored center in New Milford, CT, a 28,000 sf mixed use property anchored by Mrs. Green’s Natural Market in Katonah, NY, and a 66.7% equity interest in a 193,000 sf shopping center in Carmel, NY anchored by a Hannaford Brothers Supermarket.  We also acquired an equity interest in a 247,000 sf Shop Rite anchored shopping center on Central Avenue in Scarsdale, NY.  These are all quality properties located within our target market that were acquired in off-market transactions.  So far in fiscal 2011 we have entered into a contract to purchase a 72,000 square foot shopping center in New Milford, CT for $10.8 million.  In addition, Company entities purchased, at an attractive return for our shareholders, the remaining 10% limited partnership interests in the limited partnership which owns the Ridgeway Shopping Center in downtown Stamford, CT for $7.4 million.  We are fortunate to have the resources and balance sheet strength to buy the quality properties that we seek during dips in the real estate cycle.  Our disciplined acquisition program continues to serve us well.”

Non-GAAP Financial Measure
Funds from Operations (“FFO”)

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company’s operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts (“NAREIT”).  The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company’s calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
First Quarter 2011 results
 (in thousands, except per share data)

	Three Months Ended
	January 31,
	2011	2010
Revenues
Base rents	$16,143	$15,500
Recoveries from tenants	5,080	4,824
Lease termination income	2,988	-
Mortgage interest and other	315	254
Total Revenues	24,526	20,578

Operating Expenses
Property operating	3,236	3,497
Property taxes	3,645	3,328
Depreciation and amortization	3,787	3,569
General and administrative	1,901	1,726
Directors' fees and expenses	85	90
Total Operating Expenses	12,654	12,210

Operating Income	11,872	8,368
Non-Operating Income (Expense):
Interest expense	(1,901)	(1,838)
Equity in net income from unconsolidated joint ventures	62	-
Other expense	(3)	(60)
Interest, dividends and other investment income	195	21
Net Income	10,225	6,491

Noncontrolling interests
Net income attributable to noncontrolling interest	(76)	(78)
Net income attributable to Urstadt Biddle Properties Inc.	10,149	6,413
Preferred stock dividends	(3,273)	(3,273)

Net Income Applicable to Common and Class A Common Stockholders	$6,876	$3,140

Diluted Earnings Per Share:
Common:	$.23	$.11
Class A Common	$.25	$.13

Dividends Per Share:
Common	$.2225	$.2200
Class A Common	$.2450	$.2425

Weighted Average Number of Shares Outstanding (Diluted):
Common and Common Equivalent	7,798	7,493
Class A Common and Class A Common Equivalent	20,650	18,032

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
First Quarter 2011 results
 (in thousands, except per share data)

	Three Months Ended
	January 31,
	2011	2010
Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:

Net Income Applicable to Common and Class A Common Stockholders	$6,876	$3,140

Plus: Real property depreciation	3,014	2,830
Amortization of tenant improvements and allowances	618	611
Amortization of deferred leasing costs	146	113
Depreciation and amortization on unconsolidated joint ventures	157	-

Funds from Operations Applicable to Common and Class A Common Stockholders	$10,811	$6,694

Funds from Operations (Diluted) Per Share:
Class A Common	$.39	$.27
Common	$.35	$.24

Balance Sheet Highlights
(in thousands)
	January 31,	October 31,
	2011	2010
	(Unaudited)
Assets
Real Estate investments before accumulated depreciation	$600,237	$601,222

Investments in and advances to unconsolidated joint ventures	$25,342	$24,850

Total Assets	$554,161	$557,053

Liabilities
Revolving credit lines	$11,600	$11,600

Mortgage notes payable and other loans	$118,326	$118,202

Total liabilities	$145,344	$142,069

Redeemable Preferred Stock	$96,203	$96,203

Redeemable Noncontrolling Interests	$4,069	$11,330

Total Stockholders’ Equity	$308,545	$307,451